UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2019, we entered into an agreement (“Agreement”) with an accredited investor (“Note Holder”) to provide a net of $457,500 in short term working capital. Two Rivers intends to use these funds for the payment of certain debts, payments on accounts and working capital.

The face value of the convertible debt is $575,000 with a purchase price of $517,500, a 6-month term and an interest rate of 10% per annum. The debt is convertible at a per common stock price at the lower of 70% multiplied by the 10-day trailing market price of Two Rivers’ common shares (representing a discount rate of 30%) or $0.30/share. The Convertible note is subject to other terms and conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as part of this report:

Exhibit	Description
10.1	$575,000 Labrys Convertible Note
10.2	Share Purchase Agreement dated September 19, 2019, between Two Rivers Water & Farming Company and Labrys

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: September 26, 2019	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO